[ANALYST PRESENTATION POSTED ON WWW.NUMICO.COM STATING THE FOLLOWING]

[SLIDE 1]


                                  [NUMICO LOGO]

                              [REXALL SUNDOWN LOGO]

[SLIDE 2]

                              PRESENTATION OUTLINE



                              NUMICO - 1ST QUARTER RESULTS

                              OUTLINE OF THE TRANSACTION

                              RATIONALE FOR THE TRANSACTION

                              FINANCIAL IMPACT OF THE TRANSACTION

[SLIDE 3]

                        NUMICO - 1ST QUARTER 2000 RESULTS


IN [EURO] MM, EXCEPT PER SHARE DATA        2000         1999    % CHANGE
SALES                                       883          409        116
EBITDA                                      149           65        129
EBITA                                       124           55        127
EBIT                                        106           55         94
NET PROFIT BEFORE AMORTISATION               73           38         93
NET PROFIT                                   55           38         46

CEPS                                 [EURO]0.51   [EURO]0.29         76
EPS                                  [EURO]0.38   [EURO]0.29         31

MARGIN AS % OF SALES                       58.8      63.3
EBITA AS % OF SALES                        14.1      13.4



[SLIDE 4]

                    SALES RECONCILIATION Q1 2000 VS. Q1 1999


NET SALES 1ST QUARTER 1999                          [EURO]409 MM
ACQUISITIONS                                        434             105.9%
         GNC                           393
         ENRICH                         18
         MOCOCA, BRAZIL                 19
         NUTRICIA INDIA                  3
         WUXI AND QIHE, CHINA            1

RECLASSIFICATIONS                                     3               0.7%

CURRENCY INFLUENCES                                  14               3.4%

VOLUME AND PRICE EFFECTS                             23               5.6%

NET SALES 1ST QUARTER 2000                    [EURO]883 MM          115.6%


[SLIDE 5]

                         GNC - 1ST QUARTER 2000 RESULTS


IN [EURO] MM                    Q1       Q1         2000 C/W
                              2000     1999             1999
NET SALES                      393      314              25%(1)

EBITDA                          73       52              40%

EBITA                           59       40              48%

EBITA AS % OF                15.0%    12.7%
NET SALES


(1) Excluding divestments (Nature's Fresh) and like-for-like $/[EURO], sales growth is 15%

[SLIDE 6]

                              PRESENTATION OUTLINE

                              NUMICO - 1ST QUARTER RESULTS

                              OUTLINE OF THE TRANSACTION

                              RATIONALE FOR THE TRANSACTION

                              FINANCIAL IMPACT OF THE TRANSACTION

[SLIDE 7]

                               TRANSACTION SUMMARY

- NUMICO HAS AGREED TO ACQUIRE REXALL SUNDOWN, THE LEADING PROVIDER OF BRANDED HEALTH AND WELLNESS PRODUCTS TO THE U.S. MASS MARKET CHANNEL

       -      $24 per share

       -      Total consideration: $1,815 MM including $114 MM of assumed debt

       - 25% premium to closing price on 28 April 2000 (39% to 7-day average)

-      REXALL SUNDOWN PROVIDES

       -      The leading VMS position in the U.S. mass market channel

       -      Significant operating synergies and cost savings

       -      Improved growth prospects

-      TRANSACTION IS EXPECTED TO BE ACCRETIVE TO EPS IN 2000

- TRANSACTION WILL BE FUNDED BY BANK DEBT, SUBORDINATED CONVERTIBLE DEBT AND AN EQUITY OFFERING

[SLIDE 8]

                              TRANSACTION TIMETABLE

-      MAY 1             ANNOUNCEMENT

-      EARLY MAY         LAUNCH TENDER OFFER

-      EARLY JUNE        CLOSE TENDER OFFER

-      JUNE              EQUITY AND CONVERTIBLE OFFERINGS

-      EARLY JULY        CLOSE TRANSACTION

[SLIDE 9]

                              PRESENTATION OUTLINE

                         NUMICO - 1ST QUARTER RESULTS

                         OUTLINE OF THE TRANSACTION

                         RATIONALE FOR THE TRANSACTION

                         -    STRATEGIC RATIONALE

                         -    SUPPLEMENTS MARKET OVERVIEW

                         -    OVERVIEW OF REXALL SUNDOWN

                         FINANCIAL IMPACT OF THE TRANSACTION

[SLIDE 10]

                                 NUMICO STRATEGY

                      PREVENTIVE AND THERAPEUTIC NUTRITION
                                       |
                                      \ /
                       -------------------------------
                                 |          |
                       -------------------------------
                         / \                     / \
                          |                       |

                         FOOD                   PHARMA

                       SCIENTIFIC PROOF FOR PRODUCTS

                         - BASED ON BIO-ACTIVE COMPONENTS
                         - PREVENTING DISORDERS
                         - RESULTING IN A LONGER / HEALTHIER LIFE

[SLIDE 11]

                            NUMICO INTERNET STRATEGY

-      NUMICO HAS RECOGNISED THE OPPORTUNITIES MADE AVAILABLE BY THE INTERNET

- CURRENT INTERNET PRESENCE THROUGH drugstore.com, ENRICH AND OTHER ACTIVITIES WHICH COVER THE U.S., EUROPEAN AND JAPANESE MARKETS

       -      Distribution infrastructure is already in place

- NUMICO ALSO HAS INTERNET INITIATIVES UNDERWAY FOR ITS INFANT AND HEALTHCARE NUTRITION BUSINESSES THROUGH TWO PLATFORMS

       -      Information to medical professionals

       -      Information to consumers

[SLIDE 12]

                          SALES BY PRODUCT GROUP - 2000

      NUMICO SALES BY PRODUCT                            PROFORMA SALES BY PRODUCT

   [PIE CHART REPRESENTING THE                          [PIE CHART REPRESENTING THE
      FOLLOWING INFORMATION]                               FOLLOWING INFORMATION]
NUTRITIONAL SUPPLEMENTS            51%            NUTRITIONAL SUPPLEMENTS            60%
INFANT NUTRITION                   24%            INFANT NUTRITION                   20%
ENTERAL AND CLINICAL NUTRITION     11%   - ->     ENTERAL AND CLINICAL NUTRITION      9%
DAIRY & DRINKS, OTHERS             14%            DAIRY & DRINKS, OTHERS             11%

  TOTAL SALES = [EURO] 3.7 BILLION (1)              TOTAL SALES = [EURO] 4.5 BILLION (2)


(1)  Proforma to include a full year of Enrich
(2) Numico sales proforma for Enrich and Rexall Sundown sales proforma for MET-Rx and Worldwide

[SLIDE 13]

                             U.S. SUPPLEMENTS MARKET


-----------    ---------      -----------    ---------     ----------      -----------      -------------
PROPRIETARY    MANU-          MULTI-LEVEL    SPECIALTY                     MASS MARKET        MASS
 RESEARCH -->  FACTURING -->  MARKETING  --> RETAIL    --> E-COMMERCE -->  BRANDS       --> PRIVATE LABEL
-----------    ---------      -----------    ---------     ----------      -----------      -------------

% of VMS Market                10%            35%              1%              33%               19%

Margin Potential               High           High           Moderate         Moderate           Low

Sales Potential                Low            High             Low            Very High        Very High


                               MARKET STATISTICS
--------------------------------------------------------------------------------
- $10.3 billion in 1999 (total VMS sales) projected to grow to $16.6 billion by 2003 - 12.7% CAGR

-      48% of all U.S. adults take dietary supplements - up from 38% in 1995

-      Doctors are the #1 source of consumer information

[SLIDE 14]

                       WORLD LEADER IN NUTRITION RESEARCH



-----------    ---------      -----------    ---------     ----------      -----------      -------------
PROPRIETARY    MANU-          MULTI-LEVEL    SPECIALTY                     MASS MARKET        MASS
 RESEARCH -->  FACTURING -->  MARKETING  --> RETAIL    --> E-COMMERCE -->  BRANDS       --> PRIVATE LABEL
-----------    ---------      -----------    ---------     ----------      -----------      -------------

- Four research facilities worldwide employing approx. 300 people (over half with Ph.D. degree) - world leader in human nutrition research with clinical trials under way in Europe, the United States and Australia

- Focusing research on areas where science intersects with consumer needs - pain management, muscle building, heart health, bone health, etc.

- Steady flow of new products based on proprietary research - 28 within the first year

[SLIDE 15]

                       LEADING MANUFACTURING CAPABILITIES



-----------    ---------      -----------    ---------     ----------      -----------      -------------
PROPRIETARY    MANU-          MULTI-LEVEL    SPECIALTY                     MASS MARKET        MASS
 RESEARCH -->  FACTURING -->  MARKETING  --> RETAIL    --> E-COMMERCE -->  BRANDS       --> PRIVATE LABEL
-----------    ---------      -----------    ---------     ----------      -----------      -------------

- World's leading manufacturer of dietary supplements - 6 facilities with over one million square feet of production space

- Ability to produce tablets, two-piece capsules, soft gelatin capsules and powders plus packaging in all formats

- Manufacturing standards are significantly above government requirements - absolute quality

[SLIDE 16]

                         STRONG DIRECT SELLING PLATFORM



-----------    ---------      -----------    ---------     ----------      -----------      -------------
PROPRIETARY    MANU-          MULTI-LEVEL    SPECIALTY                     MASS MARKET        MASS
 RESEARCH -->  FACTURING -->  MARKETING  --> RETAIL    --> E-COMMERCE -->  BRANDS       --> PRIVATE LABEL
-----------    ---------      -----------    ---------     ----------      -----------      -------------
% of VMS Market                 10%           35%            1%               33%               19%

Margin Potential                High          High         Moderate         Moderate            Low

Sales Potential                 Low           High           Low            Very High          Very High

NUMICO / RXSD SHARE             15%


-      Over 200,000 active distributors in 14 countries

- One-to-one selling format perfect for technically advanced products with specific benefits

-      Excellent vehicle to enter international markets

-      Multi-level marketing business capitalising on internet opportunities

[SLIDE 17]

                      LEADING POSITION IN SPECIALTY CHANNEL



-----------    ---------      -----------    ---------     ----------      -----------      -------------
PROPRIETARY    MANU-          MULTI-LEVEL    SPECIALTY                     MASS MARKET        MASS
 RESEARCH -->  FACTURING -->  MARKETING  --> RETAIL    --> E-COMMERCE -->  BRANDS       --> PRIVATE LABEL
-----------    ---------      -----------    ---------     ----------      -----------      -------------
% of VMS Market                   10%           35%            1%              33%               19%

Margin Potential                 High           High         Moderate        Moderate            Low

Sales Potential                   Low           High           Low           Very High         Very High


NUMICO / RXSD SHARE               15%           42%


- The GNC brand is the most recognized brand of dietary supplements in the U.S. - sold through a network of 5,000 stores

- Average store growth of approximately 500 units per year - 7,000 stores by 2003

- Same store sales growing significantly versus last year - 10% first quarter 2000

- Opportunity to leverage strong brands distributed via GNC retail network and other specialty channels (MET-Rx, Worldwide Sports and Efamol)

[SLIDE 18]

                        PROFITABLE IN E-COMMERCE CHANNEL


-----------    ---------      -----------    ---------     ----------      -----------      -------------
PROPRIETARY    MANU-          MULTI-LEVEL    SPECIALTY                     MASS MARKET        MASS
 RESEARCH -->  FACTURING -->  MARKETING  --> RETAIL    --> E-COMMERCE -->  BRANDS       --> PRIVATE LABEL
-----------    ---------      -----------    ---------     ----------      -----------      -------------

% of VMS Market                  10%            35%            1%              33%                19%

Margin Potential                High            High        Moderate        Moderate              Low

Sales Potential                 Low             High          Low           Very High            Very High

NUMICO / RXSD SHARE              15%            42%           10%


- Six percent equity stake in drugstore.com - exclusive internet site for GNC brand

-      GNC is profitably distributing via the internet

[SLIDE 19]

                          LEADING MASS MARKET POSITION



-----------    ---------      -----------    ---------     ----------      -----------      -------------
PROPRIETARY    MANU-          MULTI-LEVEL    SPECIALTY                     MASS MARKET        MASS
 RESEARCH -->  FACTURING -->  MARKETING  --> RETAIL    --> E-COMMERCE -->  BRANDS       --> PRIVATE LABEL
-----------    ---------      -----------    ---------     ----------      -----------      -------------
% of VMS Market                   10%            35%            1%             33%                19%

Margin Potential                 High           High         Moderate        Moderate             Low

Sales Potential                  Low            High           Low           Very High         Very High

NUMICO / RXSD SHARE               15%            42%           10%             13%



-      #1 position in the food, drug and mass channels

-      "Category manager" for the largest retailer in the U.S.

-      Unique price positioning - between private label and other brands

[SLIDE 20]

                             REXALL SUNDOWN OVERVIEW

-      LEADING MARKET SHARE IN THE MASS MARKET CHANNEL - 12.8%

-      PORTFOLIO OF LEADING BRANDS AND PRODUCTS

       -      #1 or #2 selling brands in categories in which Rexall competes

-      STRATEGICALLY POSITIONED IN DIVERSIFIED CHANNELS OF DISTRIBUTION

-      KEY STRATEGIC RETAIL RELATIONSHIPS IN MASS MARKET CHANNEL

       -      Products sold through more than 80,000 doors

-      FOCUS ON NEW AND INNOVATIVE, SCIENCE BASED PRODUCTS

-      LOW COST PRODUCER OF HIGH QUALITY PRODUCTS

-      STRONG FINANCIAL PERFORMANCE

[SLIDE 21]

                            COMMITTED MANAGEMENT TEAM

-      TOP MANAGEMENT WILL BE RETAINED AND IS FULLY COMMITTED TO THE TRANSACTION

                           REXALL SUNDOWN MANAGEMENT

               ---------------------------------------------------
               DAMON DESANTIS      PRESIDENT & CEO

               RICK WERBER         GENERAL COUNSEL

               GEARY COTTON        CHIEF FINANCIAL OFFICER

               RICH GOUDIS         CHIEF OPERATING OFFICER

               NICK PALIN          SR. EVP

               STEVE FRABITORE     PRESIDENT, RETAIL BUSINESS

               DAVE SCHOFIELD      PRESIDENT, CONSUMER DIRECT

               GERRY HOLLY         SR. EVP

[SLIDE 22]

                      LEADING MARKET SHARE - REXALL SUNDOWN

BRANDED MARKET LEADER IN VMS INDUSTRY - FOOD, DRUG & MASS

[GRAPHIC REPRESENTING DOLLAR SHARE VS YOY GROWTH]

                  SHARE       GROWTH
RXSD              12.8%       14.5%
AHP               10.3%       21.9%
PHARMAVITE         8.8%        2.8%
BAYER              4.8%       19.8%
NATURE'S BOUNTY    2.4%       (4.1)%
LEINER             2.1%      (17.2)%
PHARMATON          2.1%      (24.7)%
SMITHKLINE         2.0%        4.9%
SCHIFF/WEIDER      1.9%       24.7%
MISSION INC.       1.5%       21.3%
NATROL INC.        1.4%       10.2%


[SLIDE 23]

                           LEADING BRANDS AND PRODUCTS

RECOGNIZED INNOVATOR WITH STRONG BRAND PORTFOLIO

                Date                Products                                 Market/Channel
[SUNDOWN]       1976  - 241 HIGH-QUALITY VITAMINS, MINERALS,       - MASS MERCHANDISERS, CLUBS, DRUG
                        HERBALS AND NUTRITIONAL SUPPLEMENTS          STORES AND SUPERMARKETS
                        INCLUDING OSTEO-BI-FLEX

[REXALL]        1985  - OVER 127 VITAMINS AND NUTRITIONAL          - DOLLAR STORES, AS WELL AS FOOD AND
                        SUPPLEMENTS                                  DRUG WHOLESALERS

[REXALL         1990  - INNOVATIVE HEALTH AND WELLNESS             - DIRECT TO CONSUMER VIA NETWORK OF
SHOWCASE                PRODUCTS, INCLUDING NUTRITIONAL              INDEPENDENT DISTRIBUTORS
INTERNATIONAL           FORMULATIONS AND NATURAL HEALTH
[LOGO]                  REMEDIES

[MET            1998  - 70 DIET AND WEIGHT MANAGEMENT              - FD&M, HEALTH FOOD STORES, CLUBS
ENGINEERED              PRODUCTS, INCLUDING NATIONAL BRANDS          AND TV SHOPPING CHANNELS
NUTRITION LOGO]         METAB-O-LITE AND ULTRA CHROMASLIM

[WORLDWIDE      2000  - METAMYOSYN BASED PROTEIN DRINK             - HEALTH FOOD STORES, FD&M AND
SPORT NUTRITION         MIXES, FOOD BARS, SUPPLEMENTS AND            CLUBS
LOGO]                   NEW AGE BEVERAGES

                2000  - PURE PROTEIN BARS, PROTEIN COOKIES         - HEALTH FOOD STORES, GYMS, FD&M
                        AND BEVERAGES, ENERGY AND
                        ENDURANCE SUPPLEMENTS AND NEW
                        AGE BEVERAGES

[SLIDE 24]

                       STRONG POSITIONS IN KEY CATEGORIES

                                JOINT & BONE CARE
                                   KEY BRANDS
                                  OSTEO-BI-FLEX
                                 ARTHRI-SOLUTION

-      #1 JOINT CARE BRAND

-      #2 BRAND OVERALL

-      EFFECTIVE, SCIENCE-BASED PRODUCT LINE]

[PIE CHART REPRESENTING THE FOLLOWING INFORMATION]

OSTEO-BI-FLEX                 36.4%
SCHIFF                        13.0%
ARTHX                         10.3%
PRIVATE LABEL                 12.7% \ (8% BY RXSD)
ALL OTHER                     27.6%

                            DIET & WEIGHT MANAGEMENT
                                   KEY BRANDS
                             METAB-O-LITE CHROMASLIM
                                  DENISE AUSTIN

-      METAB-O-LITE IS #1-SELLING DIET ITEM

-      BROAD RANGE OF SAFE, EFFICACIOUS AND CONVENIENT PRODUCTS

[PIE CHART REPRESENTING THE FOLLOWING INFORMATION]

PRIVATE LABEL                            9%
DEXITRIM                                16%
ACUTRIM                                  3%
CHROMA SLIM & OTHER REXALL BRANDS        9%
METAB-O-LITE                            26%
ALL OTHER                               38%

                                ACTIVE NUTRITION
                                   KEY BRANDS
                                     MET-RX
                                WORLDWIDE SPORTS

-      MET-RX IS A TOP-SELLING NUTRITION BRAND

-      WORLDWIDE IS TOP-SELLING PURE PROTEIN BAR

- WELL-RECOGNIZED IN FD&M & SPECIALTY MARKETS AS CONSUMER CHOICE FOR EFFICACY, INNOVATION AND QUALITY

[PIE CHART REPRESENTING THE FOLLOWING INFORMATION]

MET-RX                             15%
BALANCE BAR                        23%
POWER BAR                          30%
TWINLAB                             7%
ALL OTHER                          16%

Source for all three charts: IRI Infoscan, Total FD&M 52 weeks ending 26 March 2000

[SLIDE 25]

                          REXALL SHOWCASE INTERNATIONAL

INDEPENDENT DISTRIBUTOR NETWORK

-      OVER 120,000 ACTIVE DISTRIBUTORS GLOBALLY

-      PRESENCE IN US, JAPAN, KOREA, TAIWAN, HONG KONG AND MEXICO

       -      COUNTRIES REPRESENT 70% OF $80BN GLOBAL MARKET

       -      ENTERED JAPAN IN 1999 ($30BN MARKET)

       -      EXPANSION INTO CANADA IN FALL 2000

-      MATURE AND STABLE DISTRIBUTOR BASE

       -      75% UNIVERSITY GRADUATES

       -      33% MEDICAL PROFESSIONALS

       -      AVERAGE AGE - 48 YEARS

-      UNPARALLELED DISTRIBUTOR SERVICES AND SUPPORT

       -      INTERNET

       -      GLOBAL COMPUTER SYSTEM

-      INNOVATIVE HEALTH AND WELLNESS PRODUCTS

       -      #1 PATENTED CHOLESTEROL-REDUCING PRODUCT (BIOS LIFE)

- STRATEGIC INITIATIVES INCLUDE rexall.com AND THE INTRODUCTION OF NEW SCIENCE-BASED PRODUCTS

          [BAR GRAPH REPRESENTING THE FOLLOWING INFORMATION]

                              1996     1997     1998     1999     2000
ACTIVE DISTRIBUTOR FORCE   55,000   75,000  100,000  115,000  120,000


[SLIDE 26]

                                              REXALL SUNDOWN - SALES GROWTH

REVENUE UP 22% FOR FIRST HALF OF FISCAL 2000 (15% EXCLUDING IMPACT FROM ACQUISITIONS)


[BAR GRAPH REPRESENTING THE FOLLOWING INFORMATION]

 FISCAL YEARS ENDED 31 AUGUST

CAGR                       37%
                         ($MM)
1995                     166.2
1996                     211.2
1997                     286.9
1998                     522.3
1999                     584.7

          [CHART]

 SIX MONTHS ENDED 29 FEBRUARY

Increase                   22%
                         ($MM)
1999                     261.1
2000                     318.4

% Growth       27%      36%      82%      12%

[SLIDE 27]

                        REXALL SUNDOWN - OPERATING PROFIT

OPERATING PROFIT INCREASED 10% FOR THE FIRST SIX MONTHS OF FISCAL 2000

[BAR GRAPH REPRESENTING THE FOLLOWING INFORMATION]

FISCAL YEARS ENDED 31 AUGUST

CAGR                      48%
                        ($MM)
1995                     19.7
1996                     36.0
1997                     54.0
1998                    105.9
1999                     93.3

          [CHART]

 SIX MONTHS ENDED 29 FEBRUARY

Increase                  10%
                        ($MM)
1999                     42.5
2000                     46.9

% Growth 83%      50%      96%      (12%)

[SLIDE 28]

                          UNIQUE VALUE PRICING STRATEGY



                  [GRAPH REPRESENTING THE FOLLOWING INFORMATION]

                                                   AVERAGE
                           AVG. RETAIL           RETAIL PRICE
                           PRICE 12/97              12/99
                           -----------           ------------
Sundown                    $   5.51              $    6.22
Your Life                      7.66                   7.16
Nature Made                    7.04                   7.68
Nature's Bounty                7.07                   7.42
Private Label                  4.82                   5.37


Source: IRI Infoscan. Total FDM Y/E 26/12/99 (excludes Osteo
Bi-Flex-Registered Trademark- and Cellasene-TM- for Sundown and joint care for Private Label)

[SLIDE 29]

                                VMS MARKET GROWTH

PROJECTED US VMS MARKET BREAKDOWN
CAGR: 14.2%

[BAR GRAPH REPRESENTING THE FOLLOWING INFORMATION]

                             1996  1997  1998  1999P  2000P  2001P  2002P  2003P
Supplements and minerals      3     4     5      6      7      8      9     10
Vitamins                      3.5   3.8   3.9    4.3    4.6    5.2    5.7    6.6


Source:  Packaged Facts, 1998

CHANNEL GROWTH RATES
TWO YEAR GROWTH

[BAR GRAPH REPRESENTING THE FOLLOWING INFORMATION]

Health Food                             37%
Mail Order                              -4%
Direct Sales                             7%
Drug Stores                             31%
Food Stores                             40%
Mass Merch.                             92%

Source:  Packaged Facts, 1998

[SLIDE 30]

                              PRESENTATION OUTLINE

                         NUMICO - 1ST QUARTER RESULTS

                         OUTLINE OF THE TRANSACTION

                         RATIONALE FOR THE TRANSACTION

                         FINANCIAL IMPACT OF THE TRANSACTION

[SLIDE 31]

                               TRANSACTION SUMMARY


CONSIDERATION
Purchase price (at $24.00)               $1,535 MM

Options(1)                                   91 MM

Net debt assumed(2)                         114 MM

Transaction costs                            75 MM
                                      ------------
Total transaction value                  $1,815 MM
                                      ============


MARKET PREMIUMS(3)


1 day                    25%

1 week                   39%

1 month                  47%


(1) Consideration for options is net of tax benefits
(2) Net debt position as of 26 April 2000
(3) Premium based on average prices; 1 day price based on RXSD price on 28 April 2000 of US$19.25

[SLIDE 32]

                            FINANCING THE ACQUISITION

PROPOSED FINANCING STRUCTURE
([EURO] or $ MM)

EQUITY                         [EURO]450
CONVERTIBLE                    [EURO]600
RXSD DEBT                        $   114
ACQUISITION DEBT                 $   725
TOTAL                            $ 1,185

[SLIDE 33]

                           FINANCIAL IMPACT ON NUMICO
ACCOUNTING

-      CAPITALISATION OF SELECT REXALL BRANDS, NO AMORTISATION

-      CAPITALISATION OF GOODWILL (AMORTISATION 20 YEARS)

FINANCING AND TAX

-      ADDITIONAL INTEREST EXPENSE OF APPROX. [EURO]95 MM P.A.

-      TAX RATE REMAINS AROUND 25%-26% ON EBTA

SYNERGIES

-      REALISATION OF SCALE ECONOMIES AND PURCHASING POWER

-      INCREMENTAL SALES FROM OPERATIONAL LEVERAGE

[SLIDE 34]

                                ACCOUNTING POLICY


INTANGIBLES

Purchase price                      $ 1,700 MM                  BRAND CAPITALISATION
                                                       |
Less net asset value                $   250 MM         |-- >       $   700 MM
                                 -------------         |
                                                       |
Intangibles                         $ 1,450 MM --------
                                                       |        GOODWILL (20 YEARS)
                                                       |
                                                       |
                                                       |        Value approx.        $   750 MM
                                                       |-- >
                                                                Amortisation         $    38 MM p.a.

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

[SLIDE 35]

                         SIGNIFICANT OPERATING SYNERGIES


                                        2001
COST SYNERGIES
   Purchasing                           $ 15.0 MM

   Manufacturing                        $  7.5 MM

   Administration                       $  2.5 MM
                                        ---------

Total cost synergies                    $ 25.0 MM

SALES SYNERGIES
   EBIT on incremental sales            $ 10.0 MM

INCREMENTAL EBIT                        $ 35.0 MM


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

[SLIDE 36]

            TENDER OFFER OUTSTANDING SHARES REXALL SUNDOWN



The tender offer described in this presentation for the outstanding shares of Rexall Sundown, Inc. has not yet commenced, and this is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer will be made only through the Offer to Purchase and the related Letter of Transmittal. Shareholders of Rexall Sundown, Inc. are strongly advised to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer and the merger, when they become available, because they will contain important information. The tender offer statement will be filed by Royal Numico with the Securities and Exchange Commission (SEC), and the solicitation/recommendation statement will be filed by Rexall Sundown with the SEC when the tender offer commences. Shareholders may obtain a free copy of these statements and other documents filed by Royal Numico and Rexall Sundown at the SEC's web site at www.sec.gov. These statements also may be obtained for free from the Information Agent, Innisfree M&A Incorporated (Rexall Sundown shareholders please call 1-888-750-5834).






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